AMENDMENT

TO THE $335,000 PROMISSORY NOTE DATED JANUARY 29, 2014

The parties agree that the $335,000 Promissory Note by and between The Pulse Network, Inc. and JMJ Financial is hereby amended as follows:

1. Conversion Price. If any event of default occurs on the Note, immediately upon the occurrence of the event of default, regardless of whether the Lender exercises any of the remedies under the Note and regardless of whether such event of default is subsequently cured or remedied, the Conversion Price specified in the Note shall be amended and replaced with the following: "The Conversion Price is the lesser of $0.09 or 60% of the lowest trade price in the 25 trading days previous to the conversion (In the case that conversion shares are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply; in the case of both an additional cumulative 15% discount shall apply)."

ALL OTHER TERMS AND CONDITIONS OF THE $335,000 PROMISSORY NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated January 29, 2014 by signing below:

Stephen Saber
The Pulse Network, Inc.
Chief Executive Officer

JMJ Financial
Its Principal